Exhibit 99.3

SCHEDULE B

SUN RIVER ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show effects of the acquisition of the working and net revenue interests of certain properties purchased by Sun River from Katy effective February 7, 2011.

The pro forma condensed consolidated statements of operations are presented to show net income attributable to common stock as if the Acquisitions occurred effective February 7, 2011 during the entire period presented. The pro forma condensed consolidated balance sheet is based on the assumption that the Acquisitions were effective the first day at the beginning of the period.

     Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Acquisitions occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, Sun River's Annual Report on Form 10-K for the year ended April 30, 2010, its Quarterly Report on Form 10-QSB for the quarter ended January 31, 2011, and all reports on form 8-K during the periods, and the Statement of Combined Revenues and Direct Operating Expenses included herein as

SCHEDULE A.

Sun River Energy, Inc.
Consolidated Balance Sheets
(Unaudited)
	January 31, 2011				April 30, 2010
			Proforma				Proforma
	Sun River	Acquisition	Adjustments	Proforma	Sun River	Acquisition	Adjustments	Proforma
Assets
Current assets
Cash and cash equivalents	$568,189			568,189	$39,817			39,817
Accounts receivable, net	140,387	213,279		353,666	-	208,536		208,536
Total current assets	708,576	213,279	0	921,855	39,817	208,536	0	248,353

Oil and gas properties—net, based on full cost method of
accounting	6,944,995	12,972,623	11,189	19,928,807	998,781	12,972,623	(44,607)	13,926,797
Property and equipment—net	98,210			98,210	-			-
Goodwill	286,605			286,605	-			-
Deposits	464,496	(450,000)		14,496	-			-

Total assets	$8,502,882	12,735,902	11,189	21,249,973	$1,038,598	13,181,159	(44,607)	14,175,150

Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable and accrued expenses	$2,300,213	220,276		2,520,489	$1,639,948	636,045		2,275,993
Accounts payable - related party	80,403		240,000	320,403			320,000	320,000
Asset retirement obligations – current	16,660		8,263	24,923	-		8,733	8,733
Notes payable	717,685			717,685	628,616			628,616
Notes payable - related party		4,000,000		4,000,000		4,000,000		4,000,000
Convertible notes payable – related party	1,000,000			1,000,000	575,679			575,679
Total current liabilities	4,114,961	4,220,276	248,263	8,583,500	2,844,243	4,636,045	328,733	7,809,021

Asset retirement obligations	22,625		90,381	113,006	-		92,513	92,513
Total liabilities	4,137,586	4,220,276	338,644	8,696,506	2,844,243	4,636,045	421,246	7,901,534

Commitments and contingencies
Stockholders’ equity (deficit)
Preferred Stock, 8,750,000 shares authorized, par value $.01 no shares issued and outstanding at January 31, 2011 and April 30, 2010, respectively
8% Series A cumulative convertible preferred stock, par value $.01; authorized 1,250,000 shares, 147,806 and 0 shares issued as of January 31, 2011 and April 30, 2010, respectively.	953	556		1,509	-	556		556
Common stock — $.0001 par value; authorized, 100,000,000 shares; 26,027,005 shares at January 31, 2011 and 20,957,705 issued shares at April 30, 2010	2,444	158		2,602	1,938	158		2,096
Additional paid-in-capital	16,856,017	8,521,909		25,377,926	7,416,145	8,971,909		16,388,054
Accumulated deficit	(12,023,683)	(6,997)	(327,455)	(12,358,135)	(8,753,293)	(427,509)	(465,853)	(9,646,655)
Common stock to be delivered for debt	(470,435)			(470,435)	(470,435)			(470,435)
Total stockholders’ equity (deficit)	4,365,296	8,515,626	(327,455)	12,553,467	(1,805,645)	8,545,114	(465,853)	6,273,616
Total liabilities and stockholders' equity (deficit)	$8,502,882	12,735,902	11,189	21,249,973	$1,038,598	13,181,159	(44,607)	14,175,150

The accompanying notes are an integral part of these financial statements.

 SUN RIVER ENERGY, INC.
Consolidated Statements of Operations
 (Unaudited)

	For the Three Months Ended				For the Nine Months Ended				For the Year Ended
	January 31, 2011				January 31, 2011				April 30, 2010
			Proforma				Proforma				Proforma
	Sun River	Acquisition	Adjustments	Proforma	Sun River	Acquisition	Adjustments	Proforma	Sun River	Acquisition	Adjustments	Proforma
Revenues	$-	$-	$-	$-	$-	$213,279	$-	$213,279	$-	$208,536	$-	$208,536

Operational expenses:
Depreciation, depletion and amortization	20,088			20,088	47,784		79,647	127,431	540		135,443	135,983
Consulting expenses	338,502			338,502	1,357,474			1,357,474	1,049,227			1,049,227
Litigation expense	1,748			1,748	42,333			42,333	150,000			150,000
Lease operating expense and taxes	11,085	5,974		17,059	21,190	153,609		174,799	-	547,156		547,156
General and administrative	1,365,008			1,365,008	2,243,552			2,243,552	1,140,035			1,140,035

Total operational expenses	1,736,431	5,974	-	1,742,405	3,712,333	153,609	79,647	3,945,589	2,339,802	547,156	135,443	3,022,401

Net loss from operations	(1,736,431)	(5,974)	-	(1,742,405)	(3,712,333)	59,670	(79,647)	(3,732,310)	(2,339,802)	(338,620)	(135,443)	(2,813,865)

Other income (expenses)
Interest income	485			485	485			485	920			920
Interest expense	(56,401)		(82,603)	(139,004)	(108,542)		(247,808)	(356,350)	(114,318)		(330,410)	(444,728)
Forgiveness of debt	-			-	-			-	75,773			75,773
Gain on settlement of litigation	-			-	550,000			550,000				-

Total other income (expenses)	(55,916)	-	(82,603)	(138,519)	441,943	-	(247,808)	194,135	(37,625)	-	(330,410)	(368,035)

Net loss	(1,792,347)	(5,974)	(82,603)	(1,880,924)	(3,270,390)	59,670	(327,455)	(3,538,175)	(2,377,427)	(338,620)	(465,853)	(3,181,900)

Less dividends on preferred shares	(25,966)		(22,222)	(48,188)	(25,966)		(66,667)	(92,633)	(25,966)		(88,889)	(114,855)

Net loss applicable to common stockholders	$(1,818,313)	$(5,974)	$(104,825)	$(1,929,112)	$(3,296,356)	$59,670	$(394,122)	$(3,630,808)	$(2,403,393)	$(338,620)	$(554,742)	$(3,296,755)

Per share information

Net loss per common share
Basic and diluted	(0.08)	(0.00)		(0.07)	(0.15)	0.04		(0.15)	(0.14)	(0.21)		(0.17)

Weighted average number
of common stock outstanding	24,138,397	1,583,710		25,722,107	22,120,108	1,583,710		23,703,818	17,479,385	1,583,710		19,063,095

The accompanying notes are an integral part of these financial statements.

SUN RIVER ENERGY, INC AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

     The unaudited pro forma statement of operations for the year ended April 30, 2010, is based on the financial statements of Sun River Energy, Inc. for the year ended April, 2010, the audited statement of combined revenues and direct operating expenses for properties purchased from Katy, and the adjustments and assumptions described below.

     The unaudited pro forma statement of operations for the three and nine months ended January 31, 20111 and the unaudited pro forma balance sheet as of January 31, 2011 are based on the unaudited financial statements of Sun River as of and for the three and nine months ended January 31, 2011, the unaudited statement of combined revenues and direct operating expenses for properties purchased from Katy, for the three and nine months ended January 31, 2011, and the adjustments and assumptions described below.

PRO FORMA ADJUSTMENTS

     The unaudited pro forma statements of operations reflect the following adjustments:

a. Record incremental depletion and amortization expense ("DD&A") using the units-of-production method, resulting from the purchase of properties from Katy, based on the reserve report from Cawley, Gillespie & Associates, Inc. dated November 30, 2010.

b. Record interest expense associated with debt of approximately $4 million incurred under Sun River's note due to the acquisition to fund a portion of the purchase price. Applicable interest rates on the note were 8 percent for all applicable periods.

c. Record the 1,587,710 shares issued with the purchase of the Katy properties.  200,000 shares were valued at $2.25 (the closing price when the deposit was agreed to).  1,387,710 shares were valued at $4.75 based on the closing price on the date of the Amended Purchase and Sale Agreement.

d. Record the dividends payable associated with the issuance of the preferred stock.

e. Record the accretion associated with the asset recovery obligation.

    The unaudited pro forma balance sheet reflects the following adjustments:

1.  Record the purchase price of properties from Katy funded with:

 .  $1 million raised by the issuance of Series A cumulative convertible preferred stock, net after commissions would have been 55,556 shares.

 .  $4 million raised by the issuance of a note payable to Katy, at a stated interest rate of 8% per annum

 . The issuance of 1,583,710 restricted common stock shares.

 2.  Record the associated plugging and abandonment costs associated with the Katy properties.

 3.  Record the associated receivable and payable derived from the direct revenues and expenses of the Katy properties.

 4.  Record the associated interest expense with the note payable.

 5.  Record the associated dividends due from the preferred stock issued to raise the $1 million in cash due on the acquisition of the Katy properties.

     The following table sets forth certain unaudited pro forma information concerning Sun River's proved oil and gas reserves as of January 31, 2011 giving effect to the purchase of properties from Katy as if they had occurred on February 7, 2011. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projection of future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

Sun River Energy, Inc.

	Gas	Oil
Total Proved Reserves:	(MCF)	(BLS)
Proved Developed	948,376	1,415
Proved Developed - Behind Pipe	1,879,100	6,400
Proved Undeveloped	16,736,900	53,300
Production	(54,476)	(115)
Balance at April 30, 2010	19,509,900	61,000
Proved Developed	893,900	1,300
Proved Developed - Behind Pipe	1,879,100	6,400
Proved Undeveloped	16,736,900	53,300
Production	(51,754)	(90)
Balance at January 31, 2011	19,458,146	60,910

     The following table sets forth unaudited pro forma information concerning the discounted future net cash flows from proved oil and gas reserves of Sun River Energy as of January 31, 2011, net of income tax expense, and giving effect to the acquisition of the Katy properties as if they had occurred on November 30, 2011. There has been no provision for income tax expense due to net operating loss carry-forwards available to Sun River.  Cash flows relating to the Acquisitions are based on Cawley, Gillespie & Associates, Inc., evaluation of reserves and on information provided by Sun River. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used but should not be viewed as indicative of fair market value.  Reference should be made to Sun River's financial statements for the fiscal year ended April 30, 2010, and the Statement of Combined Revenues and Direct Operating Expenses included herein as Schedule A, for a discussion of the assumptions used in preparing the information presented.

Sun River Energy, Inc.

As of January 31, 2011
Future cash flows	$118,551,900
Severance taxes	$8,736,400
Ad Valorem taxes	$2,196,300
Future operating expenses	$22,638,500
Future development costs	$29,129,700
Future net cash flows	$55,851,000
10% discount factor	$(39,291,500)
Standardized measure of dscounted future net cash inflows	$16,559,500
Estimated future development cost anticipated
for following two years on existing properties	$29,082,158